UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2025

VERSES AI INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-56692	88-2921736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2121 Avenue of the Stars, 8th Floor

Los Angeles, CA 90067

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (310) 988-1944

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

VERSES AI Inc. (the “Company”) is disclosing under Item 7.01 of this Current Report on Form 8-K the information furnished as Exhibit 99.1 hereto, which is a press release that was disseminated outside of the United States in connection with the matters described under Item 8.01 below. The information in Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On November 3, 2025, the Company announced that it has initiated a workforce reduction program designed to strengthen liquidity, streamline operations, reduce costs, and increase operational efficiency across the organization. The program includes a combination of targeted reductions in staff, furloughs, and executive salary deferrals, all aimed at strengthening the Company’s liquidity position and aligning expenses with revenue growth objectives.

Additionally, on that date, the Company announced that it arranged a private placement with certain institutional investors located outside of the United States (the “Private Placement”). Under the terms of the Private Placement, the Company will receive a notional amount of CAD$14,000,000 in exchange for 2,333,334 units at a price of CAD$6.00 per unit, with each unit consisting of one common share of the Company and one half of one (1/2) common share purchase warrant. Each warrant will be exercisable at a price of CAD$7.00. Closing of the Private Placement remains subject to approval of Cboe Canada Inc.

The combined effect of the Private Placement and work force reduction is expected to significantly reduce the Company’s cost structure, extend its cash runway, and enhance the focus on the commercialization of its flagship product, Genius™. Together, these actions are intended to position the Company to accelerate its path to profitability and scalable long-term value creation.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities in the United States, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The securities being offered have not been, nor will they be, registered under the Securities Act or under any U.S. state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act, and applicable U.S. state securities laws.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking information” and “forward-looking statements” (collectively, the “Statements”) within the meaning of applicable securities laws, including, without limitation, statements regarding the anticipated benefits of the Private Placement, the terms of the Private Placement, approval of the Private Placement by Cboe Canada Inc., the workforce optimization program, the use of proceeds, and the Company’s growth strategy. Although the Company believes that the expectations expressed in these Statements are based on reasonable assumptions, actual results may differ materially.

By their nature, the Statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or other future events, to be materially different from any future results, performance or achievements expressed or implied by such Statements. Factors that may cause such differences include, but are not limited to, the ability of the Company to complete the Private Placement on the terms announced or at all, the ability of the Company to obtain approval of Cboe Canada Inc., changes in market conditions, fluctuations in share price, timing of payments, regulatory approvals, employee retention, and other risks detailed in the Company’s public filings. The Statements speak only as of the date of this release, and the Company undertakes no obligation to update them except as required by applicable law.

Various assumptions or factors are typically applied in drawing conclusions or making the forecasts or projections set out in forward-looking information, including the assumption that the Company will close the Private Placement on the timeline anticipated, will raise the anticipated amount of gross proceeds from the Private Placement, and that the benefits of the workforce reduction will materialize. Those assumptions and factors are based on information currently available to the Company. Although such statements are based on reasonable assumptions of the Company’s management, there can be no assurance that any conclusions or forecasts will prove to be accurate.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated November 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSES AI INC.

Dated: November 3, 2025	By:	/s/ James Christodoulou
	Name:	James Christodoulou
	Title:	Chief Financial Officer

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